UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 11, 2007 (May 9, 2007)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 8.01. OTHER EVENTS
SIGNATURES

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
The Company announced that effective May 9, 2007, Mr. Gregory L. Wilde had resigned his position as Executive Vice President of the Company. Mr. Wilde will remain with the Company on a part-time basis in a non-executive role focusing on data integration, business process management and other processing of initiatives of the Company. Mr. Wilde has been replaced by Joseph E. Mattingly, Senior Vice President — Insurance Operations and James M. Mahoney, Senior Vice President — Field Operations. Mr. Mattingly will be primarily responsible for the corporate underwriting, claims, loss control, premium audit, business development and information services of the Company, while Mr. Mahoney will be primarily responsible for management of the Company’s branch operations.
ITEM 8.01.     OTHER EVENTS
On May 9, 2007, the Company held its Annual Shareholders Meeting. At the Meeting, the Shareholders of record as of March 16, 2007 were requested to vote upon the following three proposals: (1) election of Merton J. Segal, Joseph S. Dresner, David K. Page and Herbert Tyner as directors of the Company for three-year terms expiring in 2010; (2) ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm; and (3) amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000.
The Company announced that Messrs. Segal, Dresner, Page and Tyner were elected as directors of the Company for three-year terms expiring in 2010; the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm was ratified by the shareholders and the shareholders approved the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2007	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer